Exhibit 10.2
LOAN AND SECURITY AGREEMENT
     THIS LOAN AND SECURITY AGREEMENT (the “Agreement”), made as of August 10, 2007, between Diversicare Leasing Corp., a Tennessee corporation, hereinafter referred to as the “Lender”, and Bridge Associates LLC, as trustee for the SMSA Creditors’ Trust, a Texas trust, hereinafter referred to as “Borrower”.
     WHEREAS, twenty-four entities (individually the “Debtor” and collectively the “Debtors”) filed voluntary chapter 11 petitions on January 17, 2007, and these bankruptcy cases are being jointly administered in the case of Senior Management Services of Treemont, Inc., Bankruptcy Case No. 07-30230, in the U.S. Bankruptcy Court for the Northern District of Texas;
     WHEREAS, a Liquidating Trust (as defined in the Modified Plan and sometimes referred to herein as the “SMSA Creditors’ Trust”) has been established pursuant to the terms of the First Amended Chapter 11 Plan Proposed dated June 17, 2007 jointly filed by the Debtors, which plan was modified and filed as the First Amended Modified Chapter 11 Plan Proposed by the Debtors (the “Modified Plan”);
     WHEREAS, on August 1, 2007, the Bankruptcy Court held a hearing on the Modified Plan and entered an order confirming the Modified Plan on such date (the “Confirmation Order”);
     WHEREAS, Borrower is the duly appointed and serving trustee of the SMSA Creditors’ Trust, as well as the Plan Agent (as defined in the Modified Plan);
     WHEREAS, Lender has agreed to loan to Borrower up to Two Million Two Hundred Thousand Dollars ($2,200,000.00) (the “Loan”); and
     WHEREAS, as a condition to the Loan, Borrower has agreed to grant Lender a first priority security interest in certain collateral described herein;
     NOW, THEREFORE, for good and valuable consideration Lender and Borrower hereby agree as follows:
I. CREDIT FACILITY
     1.1 Subject to the terms and conditions of this Agreement, Lender will loan to Borrower the amount of up to Two Million Two Hundred Thousand Dollars ($2,200,000.00) (the “Indebtedness”).
     1.2 This Loan is not a revolving credit facility. Each dollar advanced by the Lender shall reduce the amount available to Borrower regardless of whether or not any monies previously advanced have been repaid. Lender shall have no obligation to re-advance any amount that has been previously advanced and repaid.
     1.3 This Loan shall be evidenced by a promissory note (the “Note”) in favor of the Lender bearing interest at the rate of twelve and one-half percent (12.5%) per annum. All
[Signature Page — Loan and Security Agreement ]

amounts of principal, interest, fees and expenses remaining outstanding pursuant to the Note shall be payable in full by no later than August 10, 2008.
     1.4 This Loan is secured by a first priority security interest in certain collateral as described below.
     1.5 The monies advanced hereunder shall only be used to pay undisputed or court-approved Administrative Expenses, Priority Claims, Priority Tax Claims, Convenience Claims, Miscellaneous Secured Claims and periodic payments due to undisputed or court-approved Class 1 Priority Claims pursuant to the Modified Plan and to pay reasonable and legitimate expenses of the Plan Agent/Trustee, including attorneys’ fees, incurred after the effective date of the Modified Plan.
     1.6 The Borrower, may request advances from the Lender to pay when due any of the items identified in paragraph 1.5 hereof when the Debtors and the Borrower do not have sufficient cash to pay these claims or expenses. Requests for advances shall be made in writing and delivered to Lender by facsimile, email or overnight delivery at the following address:
c/o Advocat Inc.
1621 Galleria Boulevard
Brentwood, Tennessee 37027-2926
Attn: Glynn Riddle, CFO
Facsimile: (615) 771-7409
Email: griddle@Advocat-Inc.com
     Each request for an advance against the principal amount of the Loan shall state the amount of cash currently held by the Borrower and Debtors, shall identify the nature and amount of the claims or expenses that are then due for payment, and shall be signed by the Borrower as an acknowledgement that the information set forth in the request is true to the best of the Borrower’s knowledge, information and belief. The Lender shall advance the sum requested to the Borrower by wire transfer within three business days of the receipt of the request for an advance until such time as a maximum of $2,200,000 has been advanced to the Borrower; provided, however that notwithstanding any other provision in this Agreement, the Note, the Confirmation Order or any other document or instrument to the contrary, no advances shall be made hereunder above a maximum of $1,950,000 unless the parties mutually agree at the time of such advance. No advances hereunder shall be made prior to the Closing Date. Upon the full execution of this Agreement and the satisfaction of the conditions to closing set forth in Section IV, Lender shall provide an initial funding under the Loan in the amount of $1,800,000.
          1.7 Lender shall wire approved and appropriate advances pursuant to the following account:
Senior Management Services of Palestine, Inc.
Plains Capital Bank
Dallas, Texas
ABA#111 322 994
Acct #3100005713
Name of Account: Palestine Operating Account

II. SECURITY INTEREST AND RIGHTS
     2.1 The Borrower hereby absolutely assigns to Lender and grants to Lender a security interest in the following property whether now or hereafter arising, whether now owned or hereafter acquired and wherever located (hereinafter collectively referred to as the “Collateral”):
          a. All accounts, accounts receivable and contract rights providing for payments of money to any Debtor or Borrower, including specifically, but without limitation, healthcare insurance and all other receivables and amounts due from private insurance programs, federal and state health care reimbursement programs, including all Medicare and Medicaid programs, as well as all amounts due to any Debtor or the Borrower with respect to current cost reports, prior year cost reports, and terminating cost reports, if any (collectively the “Accounts”), chattel paper, documents, and instruments evidencing the Accounts, and all intangible personal property relating to the recordation, monitoring, collection, servicing and payment of Accounts and data processing contracts, computer software licenses, cash management contracts and other contracts and licenses relating to the servicing of Accounts. Notwithstanding the foregoing, “Accounts” as used herein shall be limited to those Accounts of the Debtors described on Exhibit A; and
          b. All proceeds, products, rents and profits of or from any and all of the property described in paragraph 2.1a. and, to the extent not otherwise included, all payments under insurance (whether or not Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
     All of which hereinafter sometimes is referred to collectively as the “Collateral.”
     2.2 Lender shall have the right, in accordance with the terms of the Collection Services Agreement between the parties of even date herewith, to collect the Accounts or proceeds therefrom, and apply same to the Indebtedness as provided in the Note.
III. BORROWER’S COVENANTS AND WARRANTIES
     3.1 Affirmative Covenants and Warranties. The Borrower hereby covenants and warrants that:
          a. Borrower is a limited liability company organized and existing under the laws of the State of Delaware; Borrower’s place of business, principal residence and chief executive office is located in New York at 747 Third Avenue, Suite 32A, New York, New York 10017. Any notices hereunder may be sent to the address appearing after Borrower’s signature. Borrower will notify Lender promptly in writing of any change in the location of its principal place of business or its status as Trustee of the SMSA Creditors’ Trust or Plan Agent (as defined in the Modified Plan).
          b. Borrower is the owner of the Collateral free from any adverse lien, except for the existing lien of OHI Asset (SMS) Lender, Inc., pursuant to the Debtor-in-Possession

Financing Agreement dated May 4, 2007, the outstanding balance of which, if any, shall be paid in full by the Borrower in accordance with the Modified Plan prior to requesting any advances from Lender on this Loan. Borrower will defend the Collateral against all claims and demands of all persons at any time claiming or asserting a lien, security interest, or claim against any the Collateral or the proceeds thereof.
          c. Attached as Exhibit B to this Agreement is the Borrower’s good faith, best estimate of a budget reflecting the timing and anticipated amount of advances to be requested pursuant to paragraph 1.6 hereof, including the initial request being made as of the date of this Agreement.
          d. So long as any amount remains due and owing to Lender related to this Indebtedness, then Borrower shall make no distributions to claimants or creditors other than those expressly authorized and identified in paragraph 1.5 hereof.
          e. If any of Borrower’s Accounts should be evidenced by promissory notes, trade acceptances, or other instruments for the payment of money, Borrower immediately upon demand by Lender will deliver same to Lender, appropriately endorsed to Lender’s order. Regardless of the form of such endorsement, Borrower hereby waives presentment, demand, notice of dishonor, protest and notice of protest, and all other notices with respect thereto.
          f. Borrower will cooperate as reasonably requested by the Lender with the collection of the Accounts or providing any information or assistance necessary for the Lender to collect the Accounts.
          g. The Confirmation Order and the Modified Plan provide that the Collateral is free and clear of all liens, claims and encumbrances, and that the liens granted herein constitute duly perfected, first priority liens on and security interests in the Collateral. At the request of Lender, Borrower will join with Lender in executing one or more financing statements pursuant to the Uniform Commercial Code, in form satisfactory to Lender, and will pay the cost of filing or recording the same or this Agreement in all public offices wherever filing or recording is deemed by Lender to be necessary or desirable. A copy of this Security Agreement or copies of any financing statements executed herewith may be filed in lieu of originals in any public office.
          h. Neither the execution, the delivery nor the performance of this Agreement and all related documents by Borrower will constitute a default under or conflict with the trust agreement creating the SMSA Creditors’ Trust or any agreement, contract, document, or instrument to which Borrower is now a party. The execution of all necessary resolutions and other prerequisites of actions by the Borrower have been duly performed so that the individual executing this Agreement and related documents on behalf of Borrower is duly authorized to bind Borrower by his signature. By signing below on behalf of Borrower, the individual executing this Agreement on behalf of Borrower also personally makes the warranties set forth in the preceding sentence.

          i. Borrower will keep the Collateral free from any lien, security interest, or encumbrance hereto other than that granted to Lender herein and will not waste or destroy the Collateral or any part thereof.
          j. Borrower’s operations and activities are conducted in accordance with all applicable laws and regulations, and Borrower covenants that such activities shall continue to be so conducted.
          k. Borrower will execute such other assignments, security agreements, financing statements, and other documents that Lender may reasonably deem necessary to further evidence the obligations provided for herein or to perfect, extend, or clarify Lender’s rights in any property securing or intended to secure the Indebtedness. Lender is hereby appointed as Borrower’s attorney-in-fact with full power of substitution for the signing of financing statements and other similar filings with government offices for perfecting security interests granted hereby. Borrower acknowledges that this power of attorney is coupled with an interest and is irrevocable.
          l. To the knowledge of the Borrower, each of the Debtors and their agents kept accurate and complete records of the Accounts. Lender, or any of its Agents, shall have the right to call at Borrower’s place or places of business, at intervals to be determined by Lender and, without hindrance or delay, to inspect, audit, check, and make extracts from the books, records, journals, orders, receipts, correspondence, and other data relating to the Accounts or to any other transactions between the parties hereto.
          m. To the knowledge of the Borrower, each Account is based on an actual and bona fide rendition of services to customers, made by one or more of the Debtors.
          n. To the knowledge of the Borrower, each Account has been billed or will be billed by no later than August 31, 2007 and forwarded to the applicable account debtor for payment in accordance with applicable laws and is in compliance and conformance with any requisite procedures, requirements and regulations governing payment by such account debtor with respect to such Account, and, if due from a private insurance program or a federal or state healthcare reimbursement program, is properly payable directly to one or more of the Debtors.
          o. To the knowledge of the Borrower, the customers of the Debtors have accepted the services, owe and are obligated to pay the full amounts stated in the invoices representing the Accounts according to their terms, without dispute, offset, defense, counterclaim or contra, except for (i) disputes and other matters arising in the ordinary course of business and (ii) offsets and deductions relating to Accounts owed or owing by Medicare and Medicaid account debtors that may arise under applicable law. Specifically, but without limitation, each Debtor has the requisite provider number or other permit to bill all third-party payor programs in which each Debtor participates and currently bills. To the knowledge of the Borrower, there is no investigation, audit, claim review or other action pending or threatened which could result in non-payment by any such third-party payor.
          p. Upon demand, Borrower will advance to Lender, or, at Lender’s option, reimburse Lender, for the following expenses incurred on or after the Closing Date:

               (i) All taxes that Lender may be required to pay because of the Indebtedness or because of Lender’s interest in any Collateral securing the payment of the Indebtedness;
               (ii) All court costs and other reasonable expenses that Lender may incur in connection with the administration, or enforcement of this Agreement or of any other document pertaining to the Indebtedness;
               (iii) All court costs and other reasonable expenses incurred after an Event of Default (as such term is defined in paragraph 8.1) in collecting any part of the Indebtedness;
               (iv) All court costs and other reasonable expenses arising from any litigation, investigation, or administrative proceeding (whether or not Lender is a party thereto) that Lender may incur as a result of the Indebtedness or as a result of Lender’s association with Borrower;
               (v) All court costs and other reasonable expenses incurred in defending any claim asserted against Lender related to the Indebtedness, the Loan or the Collateral securing the Indebtedness and Loan; and
               (vi) Reasonable attorneys’ fees incurred in connection with any of the foregoing.
     If Lender pays any of the foregoing expenses, they shall become a part of the Indebtedness and shall bear interest at the rate set forth in the Note. This paragraph shall remain in full effect regardless of the full payment of the Indebtedness, the purported termination of this Agreement, the delivery of the executed original of this Agreement to Borrower, or the content or accuracy of any representation made by Borrower to Lender. Provided, Lender may terminate this paragraph by executing and delivering to Borrower a written instrument of termination specifically referring to this paragraph.
          q. Borrower agrees to notify Lender promptly in writing of receipt of notice from any Account debtor, including without limitation any state or federal healthcare reimbursement program, of any dispute regarding such Account or any claim to recover or offset alleged overpayments against amounts due on the Accounts.
IV. CONDITIONS TO CLOSING
     4.1 Lender shall have no obligation to advance any sums to Borrower until each of the following conditions has been satisfied or waived by Lender in its sole discretion:
          a. The trust agreement constituting the SMSA Creditors’ Trust has been duly authorized and fully executed and a valid trust relationship has been formed thereby between the Borrower and the beneficiaries of the SMSA Creditors’ Trust.

          b. Title to the Collateral shall have been transferred to Borrower by each of the Debtors, and all prior liens and security interests on the Collateral shall have been satisfied and released.
          c. The Borrower and Lender shall have entered into the Collection Services Agreement.
          d. The Lender shall have received an opinion from the Borrower’s counsel indicating that upon the filing of a completed UCC-1 statement with the Delaware Secretary of State Lender will have a perfected security interest in the Collateral.
          e. The Borrower shall have executed and delivered to Lender a properly completed UCC-1 form sufficient for filing with the office of the Secretary of State for Texas; and
          f. The Borrower shall have signed a certificate indicating that no other creditor of the Borrower has been granted a consensual security interest in any of the Collateral.
V. PROTECTIVE ACTION
     5.1 At its option, Lender may discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on the Collateral. Borrower agrees to reimburse Lender on demand for any payment made, or any expense incurred, by Lender pursuant to the foregoing authorization, together with interest thereon from date of payment at the rate, which is the rate set forth in the Note evidencing the loans hereunder.
VI. DEFAULT
     6.1 The occurrence of any of the events specified herein below shall make all sums of interest and principal remaining on the Indebtedness immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, except as hereinafter specified:
          a. Default in the punctual payment when due of any of the Indebtedness and continuation of said default for a period of five consecutive calendar days;
          b. Default in the due performance or observance by it of any term or covenant hereunder and such default shall continue unremedied for a period of 15 days after written notice to the Borrower by Lender;
          c. Any covenant, warranty, representation, or statement made or furnished to Lender by or on behalf of Borrower or in connection with this Agreement proving to have been false in any material respect when made or furnished;
          d. Any default by Borrower of its obligations under the Collection Services Agreement of even date herewith between Borrower and Diversicare Management Services Co., an affiliate of Lender, which default is not cured in accordance with the terms of the cure period, if any, set forth in that agreement; and

          e. Any default by any of the Debtors under the Blocked Account Agreement of even date herewith by and among Lender, PlainsCapital Bank, and certain of the Debtors defined as the “Borrowers” therein, which default is not cured in accordance with the terms of the cure period, if any, set forth in that agreement.
     6.2 Upon the occurrence of any Event of Default and notwithstanding any language herein to the contrary, Lender shall have absolutely no obligation to make any additional advances on the Loan.
VII. REMEDIES
     7.1 Upon the occurrence of an Event of Default and at any time thereafter, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code and any other right Lender may have at law or equity. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place or places, to be designated by Lender, reasonably convenient to both parties. Unless the Collateral threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Lender will give Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Borrower shown at the end of this Agreement at least ten (10) days before the time of the sale or disposition. Borrower agrees to pay all expenses of retaking, holding, preparing for sale, and selling the Collateral, together with any court costs and Lender’s reasonable attorney’s fees; all such expenses, costs and fees shall be deemed part of the Indebtedness. Lender may exercise its lien upon and right of setoff against any monies, credits, deposits or instruments that Lender may have in its possession and which belong to Borrower or to any other person or entity liable for the payment of any or all of the Indebtedness. The remedies provided Lender in this Agreement are not exclusive of any other remedies that may be available to Lender under any other document or at law or equity.
     7.2 No delay or omission on the part of Lender in exercising any right hereunder or in demanding strict compliance with the terms of this Agreement shall operate as a waiver of such right or of any other right under this Agreement or of demanding strict compliance with the terms of this Agreement. No waiver by Lender of any default shall operate as a waiver of any other default or of the same default on a future occasion.
VIII. MISCELLANEOUS AND DEFINITIONS
     8.1 As used in this Agreement, the term:
          a. “Default” is any of the events specified in the Default section of this Agreement, whether or not any requirement for the giving of notice, the lapse of time or both has occurred.
          b. “Event of Default” means any of the events specified in the Default section of this Agreement provided that any requirement for the giving of notice, the lapse of time, or both has been satisfied.

          c. “Person” means an individual, partnership, corporation (including a business trust), a joint stock company, trust, estate, unincorporated association, joint venture, limited liability company, limited liability partnership or other entity, or a governmental authority.
     8.2 Upon satisfaction in full of the Indebtedness, Lender may notify the Borrower in writing of its intent to surrender to the Borrower any Accounts remaining outstanding. By no later than the thirtieth (30th ) day following the date of the written notification from Lender of its intent to surrender Accounts, the Borrower may elect to retrieve such Accounts. Should Borrower fail to retrieve such Accounts by the thirtieth (30th) day following the written notification by the Lender, then Lender may, in its sole discretion, cease all activities related to the collection of the Accounts or continue such collection actions in exchange for a collection fee of twenty percent (20%) of the amount collected, which shall be paid by offset from any amounts so collected.
     8.3 The captions contained in this Agreement are inserted only as a matter of convenience and shall not be construed as defining, limiting, extending, or describing the scope of this Agreement, any section hereof, or the intent of any provision hereof.
     8.4 All rights of Lender hereunder shall inure to the benefit of its successors and assigns, and all obligations of Borrower shall bind Borrower’s successors and assigns.
     8.5 Time is of the essence with regard to each and every provision of this Agreement.
     8.6 This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed by all parties.
     8.7 If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.
     8.8 Lender may proceed against collateral securing the Indebtedness and against parties liable therefor in such order as it may elect, and neither Borrower nor any surety or guarantor for Borrower shall be entitled to require Lender to marshal assets. The benefit of any rule of law or equity to the contrary is hereby expressly waived.
     8.9 The validity, construction and enforcement of this Agreement and all other documents executed with respect to the Indebtedness shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Tennessee, without regard to conflicts of laws principals, except to the extent that the Uniform Commercial Code in the State of Texas provides that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Tennessee.
     8.10 Borrower acknowledges and understands that Lender’s rights under this Loan and Security Agreement and/or its security interests in the Collateral may be assigned to one or more entities that have loaned money to Lender.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on their behalf by their duly authorized officers, on the date first set out above.

“LENDER”		“BORROWER”

DIVERSICARE LEASING CORP.		BRIDGE ASSOCIATES LLC, solely in its capacity as Trustee for the SMSA Creditors’ Trust

By:	/s/ L. Glynn Riddle	By:	/s/ Louis E. Robichaux, IV

Its:	EVP & CFO	Title:	Managing Director and Trustee’s Designee

Notice Address:

747 Third Avenue, Suite 32A New York, New York 10017 email: lrobichaux@bridgellc.com

     The undersigned Debtors, in consideration of benefits to be derived by them as a result of the Loan evidenced hereby, join in the execution of this Agreement for the purpose granting to Lender a lien on the Collateral, to the extent that the undersigned retain any rights with respect to the Collateral, and authorizing the Lender to file UCC financing statements to evidence said lien.

SENIOR MANAGEMENT SERVICES OF DOCTORS AT DALLAS, INC.

By:	/s/ Louis E. Robichaux, IV Louis E. Robichaux, IV
Chief Restructuring Officer

SENIOR MANAGEMENT SERVICES OF ESTATES AT FORT WORTH, INC.

By:	/s/ Louis E. Robichaux, IV

Louis E. Robichaux, IV
Chief Restructuring Officer

SENIOR MANAGEMENT SERVICES OF HERITAGE OAKS AT BALLINGER, INC.

By:	/s/ Louis E. Robichaux, IV

Louis E. Robichaux, IV
Chief Restructuring Officer

SENIOR MANAGEMENT SERVICES OF HUMBLE, INC.

By:	/s/ Louis E. Robichaux, IV

Louis E. Robichaux, IV
Chief Restructuring Officer

SENIOR MANAGEMENT SERVICES OF KATY, INC.

By:	/s/ Louis E. Robichaux, IV

Louis E. Robichaux, IV
Chief Restructuring Officer

SENIOR MANAGEMENT SERVICES OF NORMANDY AT SAN ANTONIO, INC.

By:	/s/ Louis E. Robichaux, IV

Louis E. Robichaux, IV
Chief Restructuring Officer

SENIOR MANAGEMENT SERVICES OF TREEMONT, INC.

By:	/s/ Louis E. Robichaux, IV

Louis E. Robichaux, IV
Chief Restructuring Officer

SENIOR MANAGEMENT SERVICES OF SHREVEPORT, INC.

By:	/s/ Louis E. Robichaux, IV

Louis E. Robichaux, IV
Chief Restructuring Officer